Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR THIRD QUARTER 2009
•	Adjusted EPS of $0.06 per share

•	Cash from Operating Activities of $19.6 million
WALNUT CREEK, California (November 5, 2009) — American Reprographics Company (NYSE: ARP) (the “Company” or “ARC”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the third quarter ended September 30, 2009.
“The Company continues to perform very well despite the ongoing challenges in the end market,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “At $19.6 million, our quarterly cash flow from operations remained extraordinarily healthy, and at 19.5%, our EBITDA margin reiterates our ability to remain flexible and available to pursue growth opportunities. We were also gratified to see a stabilizing trend in daily sales continue through the end of the quarter as reflected in our revenues. Knowing how well positioned ARC is in the current environment, we will continue to focus on the future by putting the building blocks in place for new opportunities and new revenue streams as the economy recovers.”
Net revenue for the third quarter of 2009 was $119.4 million and gross margin was 34.5%. ARC reported a net loss of income for the third quarter of 2009 of $27.6 million, or a loss of $0.61 per diluted share, which included a goodwill impairment charge of $37.4 million based on its annual goodwill impairment assessment conducted as of September 30, 2009 (see description below). Adjusted to exclude the period’s goodwill impairment, an impairment of long-lived assets, and a possible one-time charge associated with our amended credit agreement, net income for the third quarter of 2009 was $2.9 million, or $0.06 per diluted share.
Net revenue for the nine-month period ended September 30, 2009 was $389.9 million and gross margin was 36.5%. ARC reported a net loss for the first nine months of 2009 of $13.7 million, or a loss of $0.30 per diluted share. Adjusted to exclude the impairments and a possible one-time charge for the third quarter, net income for the first nine months of 2009 was $16.8 million, or $0.37 per diluted share.
Jonathan Mather, Chief Financial Officer, said, “Our capital structure is showing continual improvement as we make aggressive use of our positive cash flow to reduce our debt. To date, including the pre-payment of $36 million we made as a part of amending our credit agreement in early October, we have addressed more than $90 million of our debt obligations.”

Impairment of Goodwill, Long-Lived Assets and Certain One-Time Charges
The Company assesses goodwill for impairment at least annually as of September 30, or more frequently if events and circumstances indicate that goodwill might be impaired. Based on our annual assessment, we recorded a $37.4 million impairment as of September 30, 2009. ARC also recorded an impairment charge of approximately $781,000 against certain of its long-lived assets. In addition, there is a possible one-time charge of $700,000 to $1.3 million related to the Company’s interest swap transaction incurred in connection with the Company’s amended credit agreement which may be recorded in the financial statements for the third quarter of 2009. The Company will not be required to make any current or future cash expenditures as a result of the impairments. The impairments and any one-time charge will be reflected in the Company’s unaudited financial statements included in the Company’s Form 10-Q for the third quarter of 2009 to be filed with the U.S. Securities and Exchange Commission.
Outlook
The Company reaffirmed its revised annual earnings per share and cash flow from operations forecast for 2009, excluding any one-time financing charge arising from the amendment to its credit agreement in October 2009, and the impairments recorded in the third quarter of 2009. EPS for the full year of 2009 is forecast to be in the range of $0.27 to $0.33 on a fully-diluted basis. Cash flow from operations for the same period is projected to be in the range of $70 million to $90 million.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s third quarter 2009 and business outlook. The conference call can be accessed by dialing 866-921-3926. The conference ID number is 34405657.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number is 34405657.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 160,000 active customers.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions and estimates of management regarding future events and the future financial performance of the Company. Words such as “forecast,” “outlook,” “will,” and similar expressions identify forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to pursue growth opportunities and/or to complete acquisitions, or our failure to manage our acquisitions, including our inability to integrate and merge the business operations of acquired companies or our failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
David Stickney	Joseph Villalta
American Reprographics Company	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$59,179	$46,542
Accounts receivable, net	63,749	77,216
Inventories, net	11,672	11,097
Deferred income taxes	5,827	5,831
Prepaid expenses and other current assets	9,624	11,976

Total current assets	150,051	152,662

Property and equipment, net	78,169	89,712
Goodwill	330,665	366,513
Other intangible assets, net	76,846	85,967
Deferred financing costs, net	2,609	3,537
Deferred income taxes	25,981	25,404
Other assets	2,200	2,136

Total assets	$666,521	$725,931

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,159	$25,171
Accrued payroll and payroll-related expenses	11,572	13,587
Accrued expenses	23,171	24,913
Current portion of long-term debt and capital leases	79,064	59,193

Total current liabilities	136,966	122,864

Long-term debt and capital leases	238,521	301,847
Other long-term liabilities	10,465	13,318

Total liabilities	385,952	438,029

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 45,760,397 and 45,674,810 shares issued and 45,312,743 and 45,227,156 shares outstanding in 2009 and 2008, respectively	46	46
Additional paid-in capital	88,806	85,207
Deferred stock-based compensation	—	(195)
Retained earnings	202,151	215,846
Accumulated other comprehensive loss	(8,807)	(11,414)

	282,196	289,490
Less cost of common stock in treasury, 447,654 shares in 2009 and 2008	7,709	7,709

Total American Reprographics Company stockholders’ equity	274,487	281,781
Noncontrolling interest	6,082	6,121

Total stockholders’ equity	280,569	287,902

Total liabilities and stockholders’ equity	$666,521	$725,931

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Reprographics services	$81,989	$127,455	$274,663	$409,162
Facilities management	23,395	30,977	75,158	91,737
Equipment and supplies sales	13,966	16,153	40,066	46,070

Total net sales	119,350	174,585	389,887	546,969
Cost of sales	78,219	104,570	247,622	318,263

Gross profit	41,131	70,015	142,265	228,706
Selling, general and administrative expenses	27,330	38,800	88,335	117,820
Amortization of intangible assets	2,777	2,987	8,674	8,988

Goodwill impairment	37,382	—	37,382	—
Impairment of long-lived assets	781	—	781	—

(Loss) income from operations	(27,139)	28,228	7,093	101,898
Other income, net	(41)	(55)	(138)	(300)
Interest expense, net	5,468	6,180	17,100	19,885

Income before income tax (benefit) provision	(32,566)	22,103	(9,869)	82,313
Income tax (benefit) provision	(4,989)	7,041	3,865	29,877

Net (loss) income	(27,577)	15,062	(13,734)	52,436
Loss attributable to the noncontrolling interest	28	5	39	5

Net (loss) income attributable to American Reprographics Company	$(27,549)	$15,067	$(13,695)	$52,441

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$(0.61)	$0.33	$(0.30)	$1.16

Diluted	$(0.61)	$0.33	$(0.30)	$1.15

Weighted average common shares outstanding:
Basic	45,138,446	45,066,654	45,115,059	45,054,425
Diluted	45,138,446	45,413,747	45,115,059	45,413,948

American Reprographics Company
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows provided by operating activities	$19,566	$33,778	$75,364	$95,263
Changes in operating assets and liabilities	1,306	1,086	(8,249)	7,905
Non-cash (expenses) income, including depreciation and amortization	(48,449)	(19,802)	(80,849)	(50,732)
Income tax (benefit) provision	(4,989)	7,041	3,865	29,877
Interest expense	5,468	6,180	17,100	19,885
Net loss attributable to the noncontrolling interest	28	5	39	5

EBIT	(27,070)	28,288	7,270	102,203
Depreciation and amortization	12,185	12,848	37,651	37,181

EBITDA	$(14,885)	$41,136	$44,921	$139,384

American Reprographics Company
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income attributable to ARC and earnings per share to adjusted earnings per share:
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except share and per share data)

Net (loss) income attributable to ARC	$(27,549)	$15,067	$(13,695)	$52,441
Goodwill impairment	37,382	—	37,382	—
Impairment of long-lived assets	781	—	781	—
Income tax benefit	(7,696)	—	(7,696)	—

Unaudited adjusted net income attributable to ARC	$2,918	$15,067	$16,772	$52,441

Earnings per share attributable to ARC shareholders (actual):
Basic	$(0.61)	$0.33	$(0.30)	$1.16

Diluted	$(0.61)	$0.33	$(0.30)	$1.15

Earnings per share attributable to ARC shareholders (adjusted):
Basic	$0.06	$0.33	$0.37	$1.16

Diluted	$0.06	$0.33	$0.37	$1.15

Weighted average common shares outstanding:
Basic	45,138,446	45,066,654	45,115,059	45,054,425
Diluted	45,138,446	45,413,747	45,115,059	45,413,948
American Reprographics Company
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to EBIT, EBITDA and adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands)

Net (loss) income attributable to ARC	$(27,549)	$15,067	$(13,695)	$52,441
Interest expense, net	5,468	6,180	17,100	19,885
Income tax (benefit) provision	(4,989)	7,041	3,865	29,877

EBIT	(27,070)	28,288	7,270	102,203
Depreciation and amortization	12,185	12,848	37,651	37,181

EBITDA	(14,885)	41,136	44,921	139,384

Special items:
Goodwill impairment	37,382	—	37,382	—
Impairment of long-lived assets	781	—	781	—

Adjusted EBITDA	$23,278	$41,136	$83,084	$139,384

Non-GAAP Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $1.4 million and $1.1 million of stock based compensation expense, for the three months ended September 30, 2009 and 2008, respectively, and $3.6 million and $3.1 million of stock based compensation expense, for the nine months ended September 30, 2009 and 2008, respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•	They do not reflect changes in, or cash requirements for, our working capital needs;
•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2009 third quarter report on Form 10-Q. Additionally, please refer to our 2008 Annual Report on Form 10-K.
We have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2009 and 2008 to reflect the exclusion of the goodwill and long-lived assets impairment charges. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2009 and 2008. We presented adjusted EBITDA in the three and nine months ended September 30, 2009 to exclude the non-cash goodwill and long-lived assets impairment total charges of $38.2 million as we believe this was a result of the current macroeconomic environment and not indicative of our operations. The exclusion of the goodwill and long-lived assets impairment charges to arrive at adjusted EBITDA is consistent with the definition of adjusted EBITDA in the Company’s amended credit agreement, therefore we believe this information is useful to investors in assessing our ability to meet our debt covenants.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows from operating activities
Net (loss) income	$(27,577)	$15,062	$(13,734)	$52,436
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for accounts receivable	299	1,255	2,842	3,164
Depreciation	9,408	9,861	28,977	28,193
Amortization of intangible assets	2,777	2,987	8,674	8,988
Amortization of deferred financing costs	317	336	972	936
Goodwill impairment	37,382	—	37,382	—
Impairment of long-lived assets	781	—	781	—
Stock-based compensation	1,403	1,114	3,564	3,143
Excess tax benefit related to stock options exercised	(13)	(48)	(18)	(102)
Deferred income taxes	(3,942)	4,259	(2,271)	6,498
Write-off of deferred financing costs	—	—	—	313
Other noncash items, net	37	38	(54)	(401)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	5,503	6,988	11,237	1,900
Inventory	(563)	525	355	1,251
Prepaid expenses and other assets	(1,918)	(3,808)	3,236	(4,795)
Accounts payable and accrued expenses	(4,328)	(4,791)	(6,579)	(6,261)

Net cash provided by operating activities	19,566	33,778	75,364	95,263

Cash flows from investing activities
Capital expenditures	(1,928)	(2,027)	(5,852)	(6,359)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(1,102)	(12,738)	(2,023)	(18,216)
Restricted cash	—	11,590	—	(1,022)
Other	274	161	716	946

Net cash used in investing activities	(2,756)	(3,014)	(7,159)	(24,651)

Cash flows from financing activities
Proceeds from stock option exercises	46	107	63	177
Proceeds from issuance of common stock under Employee Stock Purchase Plan	70	2	116	27
Excess tax benefit related to stock options exercised	13	48	18	102
Payments on long-term debt agreements and capital leases	(14,632)	(13,253)	(55,838)	(38,507)
Net repayments under revolving credit facility	—	—	—	(22,000)
Payment of loan fees	—	—	(44)	(726)

Net cash used in financing activities	(14,503)	(13,096)	(55,685)	(60,927)

Effect of foreign currency translation on cash balances	(14)	179	117	142

Net change in cash and cash equivalents	2,293	17,847	12,637	9,827
Cash and cash equivalents at beginning of period	56,886	16,782	46,542	24,802

Cash and cash equivalents at end of period	$59,179	$34,629	$59,179	$34,629

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$2,411	$8,258	$12,134	$26,611
Issuance of subordinated notes in connection with the acquisition of businesses	$—	$5,836	$246	$7,653
Accrued liabilities in connection with acquisition of businesses	$(500)	$—	$—	$—
Change in fair value of derivative, net of tax effects	$(312)	$(777)	$1,875	$(780)
Contribution from noncontrolling interest	$—	$6,062	$—	$6,062